Exhibit 99.B(d)(1)(B)

SCHEDULE A

to the

INVESTMENT ADVISORY AGREEMENT

between

THE VICTORY PORTFOLIOS

and

VICTORY CAPITAL MANAGEMENT INC.

(formerly Key Asset Management Inc.) (the “Adviser”)

Dated March 1, 1997

Name of Fund		Fee*	Last Approved	Must Be Approved By

1.	Balanced Fund	0.60% on the first $400 million, 0.55% on the next $400 million and 0.50% on assets in excess of $800 million	December 3, 2008	December 31, 2009

2.	Core Bond Fund	0.50% on the first $400 million, 0.45% on the next $400 million and 0.40% on assets in excess of $800 million	December 3, 2008	December 31, 2009

3.	Diversified Stock Fund	0.65% on the first $800 million, 0.60% on the next $1.6 billion and 0.55% on assets in excess of $2.4 billion	December 3, 2008	December 31, 2009

4.	Federal Money Market Fund	0.25% on the first $1.5 billion, 0.20% on the next $1.5 billion and 0.15% on assets in excess of $3 billion	December 3, 2008	December 31, 2009

5.	Financial Reserves Fund	0.50%	December 3, 2008	December 31, 2009

6.	Fund for Income	0.50% on the first $400 million, 0.45% on the next $400 million and 0.40% on assets in excess of $800 million	December 3, 2008	December 31, 2009

*              Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

Name of Fund		Fee*	Last Approved	Must Be Approved By

7.	International Fund	0.80% on the first $2.5 billion, 0.75% on the next $2.5 billion and 0.70% on assets in excess of $5 billion	December 3, 2008	December 31, 2009

8.	International Select Fund	0.80% on the first $2.5 billion, 0.75% on the next $2.5 billion and 0.70% on assets in excess of $5 billion	December 3, 2008	December 31, 2009

9.	Institutional Money Market Fund	0.20% on the first $1.5 billion, 0.17% on the next $1.5 billion and 0.15% on assets in excess of $3 billion	December 3, 2008	December 31, 2009

10.	Investment Grade Convertible Fund (Formely the Convertible Fund)	0.75% on the first $400 million, 0.65% on the next $400 million and 0.60% on assets in excess of $800 million	December 3, 2008	December 31, 2009

11.	National Municipal Bond Fund	0.55% on the first $400 million, 0.50% on the next $400 million and 0.45% on assets in excess of $800 million	December 3, 2008	December 31, 2009

12.	Ohio Municipal Bond Fund	0.55% on the first $400 million, 0.50% on the next $400 million and 0.45% on assets in excess of $800 million	December 3, 2008	December 31, 2009

13.	Ohio Municipal Money Market Fund	0.45% on the first $600 million, 0.35% on the next $600 million and 0.25% on assets in excess of $1.2 billion	December 3, 2008	December 31, 2009

14.	Prime Obligations Fund	0.35% on the first $1.5 billion, 0.30% on the next $500 million, 0.25% on the next $500 million and 0.20% on assets in excess of $2.5 billion	December 3, 2008	December 31, 2009

Name of Fund		Fee*	Last Approved	Must Be Approved By

15.	Small Company Opportunity Fund	0.85% on the first $500 million, 0.75% on assets in excess of $500 million	December 3, 2008	December 31, 2009

16.	Special Value Fund	0.75% on the first $400 million, 0.65% on the next $400 million, and 0.60% on assets in excess of $800 million	December 3, 2008	December 31, 2009

17.	Stock Index Fund	0.25% on the first $400 million, 0.20% on the next $400 million, and 0.15% on assets in excess of $800 million	December 3, 2008	December 31, 2009

18.	Tax-Free Money Market Fund	0.35% on the first $600 million, 0.30% on the next $600 million and 0.25% on assets in excess of $1.2 billion	December 3, 2008	December 31, 2009

19.	Value Fund	0.75% on the first $400 million, 0.65% on the next $400 million, and 0.60% on assets in excess of $800 million	December 3, 2008	December 31, 2009

Current as of December 3, 2008

THE VICTORY PORTFOLIOS

By:
Christopher K. Dyer
Secretary

Accepted:
VICTORY CAPITAL MANAGEMENT INC.

By:
David C. Brown
Senior Managing Director